Exhibit 21

SUBSIDIARIES OF ORIENT-EXPRESS HOTELS LTD.

Jurisdiction of Organization

80 Westcliff (Pty) Ltd.	South Africa
CSN San Miguel Holdings Ltd.	B.V.I
OEH Inmobiliaria S.A. de C.V. (subsidiary of CSN San Miguel Holdings Ltd.)	Mexico
Cupecoy Village Real Estate NV	St. Maarten
Cupecoy Village Development NV	St. Maarten
Game Viewers (Pty) Ltd.	Botswana
Game Trackers (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana
Global Marketing Ltd.	Bermuda
Grupo Conceptos S.A.	B.V.I.
Spa Residential S.A. de C.V. (subsidiary of Grupo Conceptos S.A.)	Mexico
Haggerton Holdings Ltd	Cyprus
Hosia Company Ltd.	Hong Kong
Subsidiaries of Hosia Company Ltd.
Khmer Angkor Hotel Company Ltd.	Cambodia
PRA-FMI Pansea Hotel Development Company Ltd.	Myanmar
PT. Bali Resort and Leisure Company Ltd.	Indonesia
Samui Island Resort Company Ltd.	Thailand
Societe Hoteliere de Phou Vao Ltd.	Laos
La Residencia Ltd.	U.K.
Son Moragues S.A. (subsidiary of La Residencia Ltd.)	Spain
La Samanna S.A.S.	France
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Luxurytravel.com UK Ltd.	U.K.
Luxury Waterway Cruises Ltd.	Bermuda
Miraflores Ventures Ltd.	B.V.I.
Plan Costa Maya S.A. de C.V. (subsidiary of Miraflores Ventures Ltd.)	Mexico
Mount Nelson Hotel Ltd.	U.K.
MPP S.A.	Peru
Inversiones Malecon de la Reserva S.A. (subsidiary of MPP S.A.)	Peru
Observatory Hotel Ltd.	Bermuda
Observatory Hotel Pty. Ltd. (subsidiary of Observatory Hotel Ltd.)	Australia
O.E. Interactive Ltd.	Bermuda
OEH Oxford Ltd.	Bermuda
OEH Peru Ltd.	Bermuda
OEH Spain Ltd.	Bermuda
Nomis Mallorcan Investments S.A. (subsidiary of OEH Spain Ltd.)	Spain
Orient-Express Holdings 1 Ltd.	Bermuda

Orient-Express Hotels Inc.	Delaware
Subsidiaries of Orient-Express Hotels Inc.
‘21’ Club Properties Inc.	Delaware
‘21’ Club Inc.	New York
(subsidiary of ‘21’ Club Properties Inc.)
‘21’ Hotel Inc.	Delaware
Charleston Place Holdings Inc.	Delaware
El Encanto Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Subsidiaries of Mountbay Holdings Inc.
Inn at Perry Cabin Inc.	Maryland
Keswick Hall Inc.	Virginia
Keswick Corporation	Virginia
Orient-Express Services Inc.	Delaware
Subsidiaries of Orient-Express Services Inc.
KGC Inc.	Virginia
Luxury Reservation Services Inc.	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Orient-Express Travel Inc.	Delaware
(subsidiary of Venice Simplon-Orient-Express Inc.)
Orient-Express Luxembourg Finance S.a.r.l.	Luxembourg
Orient-Express Luxembourg Investments S.a.r.l.	Luxembourg
Subsidiaries of Orient-Express Luxembourg Investments S.a.r.l.
Orient-Express Investmenti S.p.a.	Italy
Orient-Express Esercizi S.r.l.	Italy
(subsidiary of Orient-Express investimenti S.p.a.)
Orient-Express Luxembourg Holdings S.a.r.l.	Luxembourg
Subsidiaries of Orient-Express Luxembourg Holdings S.a.r.l.
Blanc Restaurants Ltd.	U.K.
Collection Venice Simplon-Orient-Express Ltd.	U.K.
Elysees Spa S.A.S	France
Reids Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd.	U.K.
(subsidiary of Reids Hoteis Lda.)
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.
Great Scottish & Western Railway Holdings Ltd.	U.K.
The Great Scottish & Western Railway Company Ltd.	U.K.
(subsidiary of Great Scottish & Western Railway Holdings Ltd.)
Northern Belle Ltd.	U.K.
Venice Simplon-Orient-Express Deutschland G.m.b.H.	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Orient-Express Hotels Italia S.r.l.	Italy
Subsidiaries of Orient-Express Hotels Italia S.r.l.
Bora Bora Lagoon Resort S.A.	Fr. Polynesia
Hotel Caruso S.r.l.	Italy
Hotel Cipriani S.r.l.	Italy
Venice Simplon-Orient-Express Servizi S.r.l.	Italy
(subsidiary of Hotel Cipriani S.r.l.)
Hotel Splendido S.r.l.	Italy
Societe de la Cite S.A.	France
(subsidiary of Hotel Splendido S.r.l.)
Villa San Michele S.r.l.	Italy
Orient-Express Hungary Kft	Hungary
Phoenix Argente SAS	France

Orient-Express Hotels U.K. Ltd.	U.K.
Subsidiaries of Orient-Express Hotels U.K. Ltd.
European Cruises Ltd.	U.K.
Crosieres Orex S.A.	France
(subsidiary of European Cruises Ltd.)
Horatio Properties Ltd.	U.K.
Orient-Express Services Ltd.	U.K.
Orient-Express Hotels Properties Ltd.	Bermuda
Subsidiaries of Orient-Express Hotels Properties Ltd.
Compania Hoteis Palace	Brazil
Orient-Express Hotels Brasil S.A.	Brazil
Orient-Express Spanish Holdings S.L.	Spain
Peru Rail Ltd.	Bermuda
Viewgrove Holdings Ltd.	Cyprus
LLC Europe Hotel	Russia
(subsidiary of Viewgrove Holdings Ltd.)